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                                                                    EXHIBIT 21.1

LIST OF SUBSIDIARIES
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               ORGANIZATION                                    JURISDICTION NAME
               ------------                                    ------------------
NCD Graphic Software Corporation                                    Oregon
Network Computing Devices                                           Australia
        Australia Pty. Ltd.
Network Computing Devices                                           Canada
      (Canada), Inc.
Network Computing Devices                                           England
      (UK) Limited
Network Computing Devices                                           France
      (France) S.A.R.L.
Network Computing Devices                                           Germany
      (Germany) GmbH
Network Computing Devices                                           Sweden
      (Scandinavia) AB
NCD International Inc.                                              California

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